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Exhibit 5.0

Consent of Independent Auditor

        We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form F-10 of Franco-Nevada Corporation (the Company) of our report dated March 24, 2011 to the shareholders of the Company on the consolidated balance sheets of the Company as at December 31, 2010 and 2009 and the consolidated statements of operations and comprehensive income, changes in shareholders' equity and cash flows for the years then ended and the related notes, including a summary of significant accounting policies, which appears in Exhibit 99.2 of the initial registration statement on Form 40-F filed on August 26, 2011.

        We also consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form F-10 of the Company of our report dated March 23, 2010 to the shareholders of the Company on the consolidated balance sheets of the Company as at December 31 2009 and 2008 and the consolidated statements of operations and comprehensive income (loss), cash flows, and shareholders' equity for the years then ended, which appears in Exhibit 99.7 of the initial registration statement on Form 40-F filed on August 26, 2011.

        We also consent to the incorporation by reference in the above-mentioned Amendment No. 1 to the Registration Statement on Form F-10 of our report dated March 24, 2011 to the Board of Directors of the Company on the related supplemental schedule entitled "Franco-Nevada Canadian — US GAAP Reconciliation 2010, 2009, 2008" which appears in Exhibit 99.5 of the initial registration statement on Form 40-F filed on August 26, 2011.

        We also consent to the reference to us under the heading, "Interest of Experts" in the preliminary short form base shelf prospectus which forms part of such Registration Statement.

/s/ PricewaterhouseCoopers LLP
 Chartered Accountants, Licensed Public Accountants
Toronto, Canada
September 15, 2011

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  Exhibit 5.0
Consent of Independent Auditor